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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 15, 2000

                          SECOND BANCORP, INCORPORATED
                          ----------------------------
             (Exact name of registrant as specified in its charter)

OHIO                                0-15624                   34-1547453
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(State of incorporation)          (Commission               (IRS Employer
                                  File Number)           Identification No.)

108 MAIN AVENUE S.W., WARREN, OHIO                                   44482-1311
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: 330-841-0123


ITEM 5. OTHER EVENTS

On March 14, 2000, the Company issued the following press release:

                     SECOND BANCORP INCREASES DIVIDEND 14.3%


WARREN, OHIO, MARCH 14, 2000--SECOND BANCORP INCORPORATED (NASDAQ "SECD") announced that its Board of Directors has increased the Company's quarterly common stock dividend to sixteen cents ($.16) per share or an annualized sixty-four cents ($.64). The increase will be effective for the dividend payable April 28, 2000 to shareholders of record on April 15, 2000. This represents a 14.3% increase (or two cents per share) over the dividend paid during this year's first quarter. Alan G. Brant, Chairman and Chief Executive Officer, and Rick L. Blossom, President and Chief Operating Officer, joined in stating "This significant increase in dividend reflects the Company's growing profitability and our confidence in Second Bancorp's direction and earnings momentum".

Second Bancorp is a $1.53 billion bank holding company providing a full range of commercial and consumer banking, trust, insurance and investment products and services to communities in a nine county area of Northeastern and East-Central Ohio through subsidiary Second National Bank's 36 office network.

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ADDITIONAL INFORMATION ABOUT SECOND BANCORP CAN BE FOUND ON THE WORLD WIDE WEB
AT www.prnewswire.com. INFORMATION ABOUT PRODUCTS AND SERVICES OFFERED BY SECOND NATIONAL BANK CAN ALSO BE ACCESSED AT www.secondnationalbank.com.

CONTACT: Christopher Stanitz, Executive Vice President and Secretary, 330-841-0234 or fax 330-841-0489.



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                                                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   Second Bancorp Incorporated


Date: March 15, 2000                               /s/ DAVID L. KELLERMAN
                                                   -----------------------------
                                                   David L. Kellerman, Treasurer



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